Exhibit 99.2

PRELIMINARY COPY

FOLD AND DETACH HERE

OCLARO, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

[    ]day, [                    ], 2018

[    ]:[    ][    ].m. (local time)

225 Charcot Avenue

San Jose, California 95131

Oclaro, Inc.
225 Charcot Avenue San Jose, California 95131	proxy

This proxy is solicited by the Board of Directors for the Special Meeting of Stockholders to be held on [                    ], 2018.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held [                    ], 2018, and the Proxy Statement and hereby appoints [_] and [_], and each of them, each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated on the reverse side, all shares of common stock of Oclaro, Inc. held of record by the undersigned on [                    ], 2018, at the Special Meeting of Stockholders to be held at Oclaro’s headquarters at 225 Charcot Avenue, San Jose, California 95131, on [                    ], 2018, at [    ]:[    ] [    ].m. Pacific time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND, IF NECESSARY FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please view, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

COMPANY#

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named

proxies to vote your shares in the same manner as if you

marked, signed and returned your proxy card.

            INTERNET/MOBILE – www.proxyvote.com

Use the Internet to vote your proxy until 11:59 p.m. (ET) on [                    ], 2018.

            PHONE – 1-800-690-6903

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on [                    ], 2018.

            MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

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Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1.  To adopt the Agreement and Plan of Merger, dated as of March 11, 2018, among Lumentum Holdings Inc. (“Lumentum”), Oclaro, Inc. (“Oclaro”), Prota Merger Sub, Inc. (“Merger Sub”), and Prota Merger, LLC (“Merger Sub LLC”), as it may be amended from time to time (the “Merger Agreement”), which provides for the acquisition of Oclaro through (1) a merger of Merger Sub with and into Oclaro (the “First Step Merger”) with Oclaro surviving the First Step Merger, and (2), as soon as reasonably practicable following the First Step Merger, a merger of Oclaro with and into Merger Sub LLC (the “Second Step Merger,” and, together with the First Step Merger, the “Merger”), with Merger Sub LLC surviving as a direct wholly owned subsidiary of Lumentum.

	☐ For	☐ Against	☐ Abstain

2. To approve, on a non-binding, advisory basis, the compensation payments that will or may be made to Oclaro’s named executive officers in connection with the Merger.	☐ For	☐ Against	☐ Abstain

3.  To approve the adjournment of the special meeting, from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.

	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes

below: ☐ Date

Signature(s)/Titles(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.